EXHIBIT 5.1

October 31, 2003

Neomedia Technologies, Inc.
2201 Second Street, Suite 600
Fort Meyers, Florida 33901


RE:      NEOMEDIA TECHNOLOGIES, INC. (THE "CORPORATION")
         REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT")

Gentlemen:

         We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 30,000,000 shares (the "SHARES") of the Corporation's common stock, par value $0.01 per share (the "COMMON STOCK").

         We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

         We are familiar with the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

         Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Company's 2003 Stock Incentive Plan incorporated by reference in the Registration Statement, will be validly issued, fully paid, and nonassessable. It is also our opinion that any Shares issued to persons who are not "affiliates" of the Company as defined in Rule 144 ("RULE 144") promulgated under the 1933 Act may be issued without transfer restrictions or legends because the Shares are not "restricted securities" within the meaning of Rule
144. Any Shares issued to "affiliates" of the Company may be resold only in accordance with Rule 144 and therefore the certificates evidencing such Shares should bear appropriate restrictive legends.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

/s/ KIRKPATRICK & LOCKHART LLP

KIRKPATRICK & LOCKHART LLP